FOR IMMEDIATE RELEASE	For more information contact:

Louis Silverman
President and CEO
Quality Systems, Inc.
(949) 255-2600
www.qsii.com

Sean Collins
Partner
CCG Investor Relations
(310) 231-8600
www.ccgir.com

QUALITY SYSTEMS REPORTS FOURTH QUARTER AND
FISCAL YEAR-END RESULTS

IRVINE, Calif.--(BUSINESS WIRE)— June 10, 2008--Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2008 fourth quarter and fiscal year ended March 31, 2008. The Company posted net revenue of $51.2 million in the fourth quarter, a record for the Company, and an increase of 14% from the $45.1 million generated during the same quarter last year. The Company reported record net income of $11.3 million, an increase of 32% over net income of $8.5 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.41 in the quarter, also a record, and an increase of 32% over the fully diluted $0.31 per share earnings recorded in the same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $47.3 million, up 16% over the same quarter prior year and record operating income of $19.1 million, up 24% over the same quarter of the prior year.

Revenue for the fiscal year ended March 31, 2008 was $186.5 million, an increase of 19% over fiscal year 2007 revenue of $157.2 million. Net income for fiscal year 2008 was $40.1 million, an increase of 21% over fiscal 2007’s net income of $33.2 million. Fully diluted earnings per share increased to $1.44 in fiscal year 2008 from $1.21 earned during fiscal year 2007, an increase of 19%.

Quality Systems, Inc. will hold a conference call to discuss fourth quarter and fiscal year end financial results June 10, 2008 at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Tuesday, June 10, 2008 at 6:30 p.m. EDT through Tuesday, June 17, 2008 at midnight EDT. To access the replay dial (800) 642-1687 and enter the conference ID number 50252683.

A transcript of the conference call will be made available on the QSII web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity and other applications and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007

Revenues:
Software, hardware and supplies	$20,519	$21,017	$76,363	$68,871
Implementation and training services	3,861	3,490	13,406	12,177

System sales	24,380	24,507	89,769	81,048

Maintenance	15,593	11,841	56,455	41,948
Electronic data interchange services	6,281	4,716	22,450	17,049
Other services	4,978	4,072	17,826	17,120

Maintenance, EDI and other services	26,852	20,629	96,731	76,117

Total revenue	51,232	45,136	186,500	157,165

Cost of revenue:
Software, hardware and supplies	2,939	3,243	10,887	8,453
Implementation and training services	2,872	2,249	10,341	8,535

Total cost of system sales	5,811	5,492	21,228	16,988

Maintenance	3,153	2,847	12,446	11,834
Electronic data interchange services	4,363	3,331	15,776	12,181
Other services	3,709	3,127	13,051	9,781

Total cost of maintenance and other services	11,225	9,305	41,273	33,796

Total cost of revenue	17,036	14,797	62,501	50,784

Gross profit	34,196	30,339	123,999	106,381

Operating expenses:
Selling, general and administrative	14,146	14,550	53,260	45,337
Research and development costs	2,988	2,656	11,350	10,166

Total operating expenses	17,134	17,206	64,610	55,503

Income from operations	17,062	13,133	59,389	50,878

Interest income	567	885	2,661	3,306
Other income	—	—	953	—

Income before provision for income taxes	17,629	14,018	63,003	54,184
Provision for income taxes	6,377	5,513	22,925	20,952

Net income	$11,252	$8,505	$40,078	$33,232

Net income per share:
Basic	$0.41	$0.31	$1.47	$1.24
Diluted	$0.41	$0.31	$1.44	$1.21
Weighted average shares outstanding:
Basic	27,408	27,049	27,298	26,882
Diluted	27,712	27,600	27,770	27,550
Dividends declared per common share	$0.25	$1.00	$1.00	$1.00

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	March 31, 2008	March 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$59,046	$60,028
Marketable securities	2,500	—
Accounts receivable, net	76,585	63,945
Inventories, net	1,024	1,175
Net current deferred tax assets	6,397	3,443
Other current assets	4,596	4,507

Total current assets	150,148	133,098

Marketable securities	20,124	—
Equipment and improvements, net	4,773	5,029
Capitalized software costs, net	8,852	6,982
Net deferred tax assets	—	1,180
Goodwill	1,840	1,840
Other assets	2,171	2,552

Total assets	$187,908	$150,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,685	$5,246
Deferred revenue	44,389	38,774
Accrued compensation and related benefits	8,346	6,521
Income taxes payable	1,541	315
Dividends payable	6,861	—
Other current liabilities	4,394	5,626

Total current liabilities	70,216	56,482

Deferred revenue, net of current	506	674
Net deferred tax liabilities	1,575	—
Deferred compensation	1,906	2,279

Total liabilities	74,203	59,435

Commitments and contingencies

Shareholders’ equity:
Common stock $0.01 par value; authorized 50,000 shares; issued and outstanding 27,448 and 27,123 shares at March 31, 2008 and March 31, 2007, respectively	274	271
Additional paid-in capital	75,556	65,666
Retained earnings	38,071	25,309
Accumulated other comprehensive loss	(196)	—

Total shareholders’ equity	113,705	91,246

Total liabilities and shareholders’ equity	$187,908	$150,681